UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2014

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 19, 2014, the Company issued a press release regarding (i) the tentative settlement of the polyurethane foam direct purchaser class claims filed against it in the U.S. District Court for the Northern District of Ohio under the name In re: Polyurethane Foam Antitrust Litigation, Case No. 1:10-MD-2196, and (ii) the settlement’s impact on forecasted earnings guidance. The press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 8.01	Other Events.

The Company previously disclosed that it is a defendant in a series of civil antitrust lawsuits involving the sale of polyurethane foam. The U.S. cases in federal court are pending in the District Court for the Northern District of Ohio under the name In re: Polyurethane Foam Antitrust Litigation, Case No. 1:10-MD-2196. We have reached a tentative settlement in the U.S. direct purchaser class action cases by agreeing to pay an aggregate amount of $39.8 million, inclusive of plaintiff attorneys’ fees and costs. We continue to deny all allegations in all of the cases, but have settled the direct purchaser class cases to avoid the risk, uncertainty, expense and distraction of litigation. The settlement is subject to Court approval.

We expect to record a $39.8 million (pre-tax) accrual for the settlement in the third quarter. Since the payment would be partially attributable to our former Prime Foam Products business, which was sold in the first quarter of 2007, approximately one-quarter of the charge is expected to be reflected in discontinued operations.

Leggett remains a defendant in all other previously disclosed antitrust cases involving the sale of polyurethane foam. Because of the complexity involved in the remaining cases, including the pendency of appellate proceedings with respect to one of the remaining cases, we are unable to reasonably determine the probable outcome or the amount of loss, or range of loss, if any, associated with these cases. However, based on current facts known to us, we believe the remaining cases collectively represent lower total sales of polyurethane foam from us than the cases included in the settlement.

FORWARD-LOOKING STATEMENTS: Statements in this Item 8.01 that are not historical in nature are “forward-looking.” These statements are identified either by the context in which they appear or by use of words such as “expected” or “expects.” These statements involve uncertainties and risks, including the risks of litigation, the preliminary nature of the portion of the litigation accrual attributable to discontinued operations and other factors described in the company’s Form 10-K. Any forward-looking statement reflects only the company’s beliefs when the statement is made. Actual results could differ materially from expectations, and the company undertakes no duty to update these statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release, dated August 19, 2014

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 19 , 2014	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President –
Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated August 19, 2014

*	Denotes filed herewith.

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